UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K



                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of
                        the Securities and Exchange Commission


                             Date of report:  May 5, 1999


                           ELECTRIC & GAS TECHNOLOGY, INC.
                (Exact name of registrant as specified in its charter)


               TEXAS                    0-14754              75-0259192
          (State or other juris-   (Commission file)   I.R.S. Employer Identif-
          dicition of incorporation                    ication No.)
          or organization)


                     13636 Neutron Road, Dallas, Texas 75244-4410
             (Address of principal executive offices, including zip code)


           Registrant telephone number (including area code) (972) 934-8797

          ___________________________________________________________________
                                                 Current report on Form 8-K
                                                                     Page 1
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                                       FORM 8-K

                           ELECTRIC & GAS TECHNOLOGY, INC.


          Item 5.   Other Events.

               Allied Products Corp., a Delaware Corporation ("ALLIED") Vs. Electric & Gas Technology, Inc., a Texas Corporation ("the Company"); Cause No. 97C5256: United States District of Northern District of Illinois. The pending lawsuit between Allied and the Company has now been settled and dismissed. The settlement required the repurchase by the Company of the 90,000 shares of preferred stock for $1.1 million which would satisfy a judgement by the Court requiring such a purchase. An affiliate acquired said 90,000 shares and the judgement. The transaction was completed by the affiliate with $1.2 million of collateral supplied by the Company. The affiliate is pursing the sale of the preferred stock, which if unsuccessful the Company will repurchase the preferred stock and retire same.


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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ELECTRIC & GAS TECHNOLOGY, INC.



                                             By: /s/  Edmund W. Bailey
                                                  Edmund W. Bailey
                                                  Vice President and CFO

          Date: May 5, 1999


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